AMENDMENT 3 TO
PARTICIPATION AGREEMENT BY AND BETWEEN
GOLDMAN SACHS VARIABLE INSURANCE TRUST,
GOLDMAN, SACHS & CO. AND
SYMETRA LIFE INSURANCE COMPANY

    This Amendment 3 to the Participation Agreement as amended November 20, 2014 (the “Amendment”), is made and entered into this 15 day of June 2021 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and SYMETRA LIFE INSURANCE COMPANY, a Washington life insurance company (the “Company”), on its own behalf and on behalf of each separate account of the Company referred to herein.

WITNESSETH:

    WHEREAS, the Trust, the Distributor and the Company entered into a Participation Agreement on September 28, 2009, as amended (the “2009 Agreement”); and

    WHEREAS, the Trust, the Distributor and the Company wish to amend Schedule 1A and 1B of the 2009 Agreement; and

    WHEREAS, Article XI of the 2009 Agreement provides that the 2009 Agreement may be amended by written agreement signed by all of the parties.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Trust, the Distributor and the Company hereby agree as follows:

1.Schedule 1 of the 2009 Agreement is hereby deleted in its entirety and replaced with the attached Schedule 1.

** SIGNATURE PAGE FOLLOWS **

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                        GOLDMAN SACHS VARIABLE INSURANCE TURST
                            (Trust)

Date:_________________            By:___________________________________
                        Name:
                        Title:

                        GOLDMAN, SACHS & CO.
                            (Distributor)

Date:_________________            By:____________________________________
                        Name:
                        Title:

                        SYMETRA LIFE INSURANCE COMPANY
                            (Company)

Date:_________________            By:____________________________________
                        Name: Jon S. Stenberg
                        Title: Executive Vice President

SCHEDULE 1

Schedule 1A

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Separate Account C	September 14, 1993	811-08052	Individual and Group Variable Annuities
Resource Variable Account B	February 6, 1986	811-4716	Individual and Group Variable Annuities
VCOLI VCOLI X	July 29, 2008	Unregistered	Variable Corporate Owned Life Insurance
Separate Account SL	November 6, 1986	811-04909	Variable Universal Life

Schedule 1B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered
Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product
Retirement Passport	All Series of the Goldman Sachs Variable Insurance Trust – Institutional Shares and Service Shares	333-158141	Group Variable Annuity
Symetra True Variable Annuity	All Series of the Goldman Sachs Variable Insurance Trust – Institutional Shares and Service Shares	333-178461	Individual Variable Annuity
VCOLI VCOLI X	All Series of the Goldman Sachs Variable Insurance Trust – Institutional Shares and Service Shares	Unregistered	Private Placement – VCOLI
Accumulator Variable Universal Life	All Series of the Goldman Sachs Variable Insurance Trust – Institutional Shares and Service Shares	TBD	Variable Universal Life